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                                                                      EXHIBIT 21

              SUBSIDIARIES OF WEIDER NUTRITION INTERNATIONAL, INC.

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                                            STATE OR COUNTRY
ENTITY NAME                                 OF INCORPORATION                    PARENT CORPORATION
-----------                                 -----------------                   -------------------
Weider Nutrition Group, Inc.                      Utah                          Weider Nutrition International, Inc.

WNG Holdings (International) Ltd.                 Nevada                        Weider Nutrition Group, Inc.

Weider International GP, Inc.                     Utah                          WNG Holdings (International) Ltd.

Weider Nutrition Group (Canada) Ltd.        Canada (Nova Scotia)                WNG Holdings (International) Ltd.

Weider Nutrition CV                           The Netherlands                   WNG Holdings (International) Ltd
                                                                                (99%) & Weider Nutrition Group, Inc.
                                                                                (1%)

Weider Nutrition (WNI) Ltd.                 United Kingdom (England)            Weider Nutrition CV

Weider Nutrition Group Limited            United Kingdom (England)              WNG International CV

WNG International CV                          The Netherlands                   Weider Nutrition (WNI) Ltd. (99%) &
                                                                                Weider International GP, Inc. (1%)

Weider Nutrition BV                           The Netherlands                   Weider Nutrition (WNI) Ltd.

Weider Nutrition Limited                  United Kingdom (England)              Weider Nutrition BV

Weider Fitness SARL                               France                        Weider Nutrition BV

Weider Nutrition SL                               Spain                         Weider Nutrition BV

Weider Nutrition Italia SrL                       Italy                         Weider Nutrition BV

Weider Nutrition GmbH                             Germany                       Weider Nutrition BV

Aktivkost GmbH                                    Germany                       Weider Nutrition GmbH

Food-Tech Handelsgesellschaft mbH                 Germany                       Weider Nutrition GmbH

HPH Hamburger Pharma Handelsgesellschaft mbH      Germany                       Weider Nutrition GmbH

Haleko Management GmbH                            Germany                       Weider Nutrition GmbH

Haleko Hanseatisches Lebensmittelkontor OHG       Germany                       Weider Nutrition GmbH (99%) &
                                                                                Haleko Management GmbH (1%)

Power Gym Ltd.                              United Kingdom (England)            Haleko Hanseatisches
                                                                                Lebensmittelkontor OHG

Sy-Fra Sportalimenti di Frank Sambo               Italy                         Haleko Hanseatisches
& Co. SAS                                                                       Lebensmittelkontor OHG

Haleko Italia SrL                                 Italy                         Haleko Hanseatisches
                                                                                Lebensmittelkontor OHG (50%) &
                                                                                Sy-Fra Sportalimenti di Frank
                                                                                Sambo & Co. SAS (50%)

Sports Direct Ltd.                          United Kingdom (England)            Power Gym Ltd. (50%)
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